Exhibit 10.64



         PURCHASE AND SALE AGREEMENT, dated March 28, 2003, by and between Victory International (USA) LLC, a New Jersey limited liability company with an office at 85 Newfield Avenue, Edison, New Jersey 08837 ("Buyer") and Parlux Fragrances, Inc., a Delaware corporation with an office at 3725 SW 30th Avenue, Fort Lauderdale, Florida 33312 ("Seller"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix A.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller owns or holds certain assets, including inventories, technology, technical information, know-how, copyrights, trademarks and contractual rights used, useful or held for use in the manufacture and marketing of cosmetics, fragrances and related products; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets of Seller used, useful or held for use in the manufacture and marketing of cosmetics, fragrances and related products as more particularly defined herein and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, Seller and Buyer (collectively, the "Parties" and each sometimes, individually, a "Party"), intending to be legally bound, hereby agree as follows:

                Article 1 - PURCHASE AND SALE OF ASSETS; CLOSING
                ------------------------------------------------

         1.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, or such other place as Seller and Buyer may mutually agree, on March 28, 2003, or such other date as Seller and Buyer may mutually agree, (the "Closing Date") and, subject to completion, shall be deemed to have been consummated and become effective for all purposes as of 5:00 p.m. on the Closing Date. Subject to the provisions of Article 7, failure to consummate the purchase and sale provided for in this Agreement on the date and at the time and place determined pursuant to this Article 1 will not result in the termination of this Agreement and will not relieve any party of any obligations under this Agreement.

         1.2 Transfer of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in and to the following assets, which are used or held for use by Seller in connection with the manufacture and marketing of Products, with such changes therein, additions thereto and deletions therefrom as may occur from the date hereof through the Closing Date in the ordinary course of business or as may be permitted or required pursuant to the terms hereof (collectively, the "Purchased Assets"):

                  (i) the Molds;

                  (ii) the Inventory;
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                  (iii) the Know-How;

                  (iv) the rights of Seller and its Affiliates in, to and under the Purchase Commitments; and

                  (v) all customer and vendor lists of Seller which relate to the Products; and such other business and financial information relating exclusively to the Products as Seller may reasonably request.

         1.3 Excluded Assets. Only those assets, rights, interests and properties of Seller and its Affiliates which are expressly set forth in Article
1.2 are to be sold, assigned, transferred and conveyed to Buyer hereunder, directly or indirectly, and all other assets, rights, interests and properties of Seller and its Affiliates (including any inventories of Products owned by E Com Ventures, Inc. and its wholly-owned subsidiaries) shall be specifically excluded from the transactions contemplated by this Agreement (collectively, the "Excluded Assets").

         1.4 Trademark Sublicense. On the Closing Date, Seller shall grant to Buyer an exclusive sublicense of all of Seller's rights to the Trademarks for use on cosmetics, fragrances and similar products, including, without limitation, the Products (the "Trademark Sublicense"). Such sublicense shall be substantially in the form of Annex A.

         1.5 Consideration. In consideration for the sale, assignment, transfer and conveyance of the Purchased Assets to Buyer by Seller in accordance with and upon the terms and conditions set forth in this Agreement, Buyer shall (i) pay to Seller a purchase price of Four Million Thirty-Two Thousand Two Hundred Seventy-One Dollars ($4,032,271), subject to adjustment in accordance with the provisions of Article 1.13 (the "Purchase Price"), and (ii) assume the Assumed Liabilities in accordance with Article 1.7.

         1.6 Payment. At the Closing, Buyer shall pay the Purchase Price to Seller in the following manner: (i) Two Million Dollars ($2,000,000) in cash by wire transfer of immediately available funds to an account of GMACCF in accordance with wire instructions to be provided to Buyer by Seller in writing at least two (2) business days prior to the Closing, and (ii) Two Million Thirty-Two Thousand Two Hundred Seventy-One Dollars ($2,032,271) as a promissory note payable to Seller in substantially the form of Annex B (the "Promissory Note"). The obligations of Buyer under the Promissory Note will be secured by a Security Agreement, in substantially the Form of Annex C, to be entered into by Buyer and Seller on the Closing Date (the "Security Agreement"). In accordance with the GMACCF Letter (as hereafter defined), Seller will endorse the Promissory Note, and assign its rights under the Security Agreement, to GMACCF and Buyer will make all payments of principal and interest on the Promissory Note directly to GMACCF in accordance with the wire instructions referred to above.

         1.7 Assumption of Certain Liabilities and Obligations by Buyer. Subject to the provisions of Article 9, upon, from, and after the Closing, Buyer shall assume and agree to pay, perform and discharge when due, and shall indemnify Seller and its Affiliates against and hold them harmless from, the following, and only the following, obligations and liabilities of Seller (the "Assumed Liabilities"): all obligations arising from and after the Closing Date under the Purchase Commitments listed on Schedule 3.8 hereto, but excluding (i) any


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obligations arising or accruing thereunder on or prior to the Closing Date (even if payment therefor is not due until after the Closing), (ii) any obligations or liabilities arising from claims of breach of, or otherwise arising out of but not specifically set forth in, the Purchase Commitments and relating to the period prior to the Closing Date.

         1.8 Retained Liabilities. Except as expressly provided in Article 1.7, Seller or its Affiliates, as the case may be, shall, without any responsibility or liability of, or recourse to, Buyer, absolutely and irrevocably retain and be solely liable and responsible for any and all Liabilities of any kind or nature asserted against or incurred or sustained by Buyer rising out of, related to, or associated with Seller, or any Affiliate of Seller, the business of Seller or its Affiliates (including, without limitation the ownership, leasing or use of the Purchased Assets), whether foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured, regardless of whether they are reflected in any of the Schedules attached hereto, regardless of whether they arise out of, relate to, or are associated with events occurring or circumstances existing before or after the Closing, regardless of whether they are asserted, incurred, or sustained, before or after the Closing, regardless of when they became fixed or known, regardless of whom they are asserted by or against, regardless of where they are asserted, incurred, or sustained, and regardless of whether they arise out of, relate to, or are associated with, health, safety, the environment, personal injury, contracts, property damage, employment, negligence, recklessness, violation of law, rule or regulation, misrepresentation, strict liability or product liability including, without limitation, all liabilities for product liability claims relating to Products manufactured by Seller on or prior to the Closing Date (collectively, the "Retained Liabilities").

         1.9 Closing Obligations and Deliveries of Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

                  (a) one executed Bill of Sale and Assignment, in form acceptable to Buyer, with respect to the Molds, the Inventory, the Know-How, the rights of Seller and its Affiliates under the Purchase Commitments and any other Purchased Assets;

                  (b) one executed Trademark Sublicense;

                  (c) one executed Security Agreement;

                  (d) except as provided in Article l.12 hereof, all Consents listed on Schedule 3.3;

                  (e) the certificate of an officer of Seller provided for in Articles 5(iii) and 5(v);

                  (f) one counterpart, executed on behalf of Seller, Parlux Ltd. and GMACCF, of a letter, in substantially the form of Annex D (the "GMACCF Letter"), pursuant to which GMACCF consents to the consummation of the transactions contemplated hereby and agrees to release the GMACCF Lien upon payment by Buyer to GMACCF of the Purchase Price in accordance with the terms of such letter; and

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                  (g) a certified copy of resolutions duly adopted by the Board of Directors (and, if required, the shareholders) of Seller evidencing the authorization described in Article 3.1.

         1.10 Closing Obligations and Deliveries of Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller:

                  (a) one executed Assumption Agreement, in a form acceptable to Seller, with respect to the Purchase Commitments;

                  (b) one executed Trademark Sublicense;

                  (c) one executed Security Agreement;

                  (d) the certificate of an officer of Buyer provided for in Articles 6(iii) and 6(iv); and

                  (e) the Purchase Price, payable in accordance with the provisions of Article 1.6.

         1.11 Recording of Documents. Buyer shall be responsible, at Buyer's sole cost and expense, for the filing or recording of such deeds, assignments, instruments or documents delivered by Seller hereunder, however effected, and for the preparation and recording of such additional assignments, instruments or documents as may be necessary or appropriate to perfect Buyer's right or title to, or interest in, the Purchased Assets.

         1.12 Assignment of Assets.

                  (a) Nonassignability. To the extent that any Purchased Asset described in Article 1.2 to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), is not capable of being assigned, transferred or conveyed without the Consent of any other party thereto (including any Governmental Authorization), or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof, this Agreement shall not constitute an assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof, until such obstacles have been removed.

                  (b) Reasonable Efforts. Notwithstanding anything in this Agreement to the contrary, neither Seller nor any of its Affiliates is obligated to assign, transfer or convey to Buyer any of its rights and obligations in and to any of the Interests without first obtaining all necessary Consents. Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller and its Affiliates, to obtain all necessary Consents, or to resolve any impracticabilities of, or impediments or threatened impediments to, transfer referred to in Article 1.12(a), necessary to convey to Buyer each such Interest as soon as reasonably practicable.

                  (c) If Consents Cannot be Obtained. To the extent any of the Consents referred to in Article l.12(a) have not been obtained as of the Closing, or until any impracticabilities of, or impediments to, transfer


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referred to in Article 1.12(a) are resolved, Seller shall use all reasonable efforts (at its sole cost and expense) during the remaining term of such Interest to: (i) obtain the Consent of any such third party; (ii) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Buyer (including, but not limited to, continued performance by Seller or its Affiliate of a contractual obligation or service for the benefit of Buyer until required Consents for the transfer of that contract or service to Buyer are obtained and effected) so long as Buyer fully cooperates with Seller and such Affiliate in such arrangements (including reimbursement for expenses and the granting of any required subcontracts or authorization by Buyer to enable Seller or such Affiliate to so perform) and (iii) enforce, or cause to be enforced, at the request of Buyer and at the expense and for the account of Buyer, any rights of Seller or any of its Affiliates arising from such Interest against any other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the advice of Buyer).

         1.13 Adjustment to Purchase Price. The Purchase Price shall be subject to adjustment only in accordance with the provisions of this Section 1.13.

                  (a) The Inventory has been valued at Four Million Thirty-Two Thousand Two Hundred Seventy-One Dollars ($4,032,271.00) (the "Initial Inventory Value") based upon the Inventory expected to be existing and on hand at the Closing. The Purchase Price shall be adjusted up or down after the Closing by the difference, if any, between the Initial Inventory Value and the value of the Inventory determined in accordance with this Section 1.13 (the "Final Inventory Value").

                  (b) Seller shall make all such Inventory available at Seller's warehouse for loading onto Buyer's selected mode of transportation as of the opening of business on a date to be mutually agreed by Buyer and Seller which date shall be no later than fourteen (14) days following the Closing Date. Such persons as designated by Seller and to whom Buyer has no reasonable objection (with the right in Buyer to designate a person or persons to observe to whom Seller has no reasonable objection) shall conduct a physical count of the Inventory simultaneously with the loading. All Inventory in the hands of third persons will be verified by Seller (and, if so desired by Buyer, a representative of Buyer) and included as part of the Final Inventory Value. If, at the time of the physical count, there is significant physical damage or deterioration to specific Inventory items, such items will be excluded from the physical count. All other Inventory items will be included in the physical count and recognized as part of the Final Inventory Value. Seller shall determine the Final Inventory Value based on such physical count in accordance with Section 1.13(c) below and shall prepare and deliver to Buyer within thirty (30) days following the Closing Date a written statement stating such Final Inventory Value and the difference between such Final Inventory Value and the Initial Inventory Value.

                  (c) The Final Inventory Value will be calculated by Seller as follows: (i) raw materials valued at Seller's actual cost determined on a FIFO basis; (ii) work-in-process and finished goods Inventory valued at the standard costs therefor as set forth on Schedule 3.6, (iii) all other Inventory, valued at Seller's actual cost determined on a FIFO basis and (iv) an absorption charge of 7.134%.

                  (d) Within fourteen (14) days of receipt by Buyer of the written statement to be provided by Seller pursuant to Article 1.13(b), if the Final Inventory Value is greater than the Initial Inventory Value, the Buyer shall promptly pay to the Seller the difference in immediately available funds


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

by wire transfer to the account of GMACCF specified in Seller's written wire instructions delivered pursuant to Section 1.6, and if the Final Inventory Value is less than the Initial Inventory Value, Buyer shall have an automatic right of set-off against the Purchase Price and may set-off the difference in accordance with Article 9.6.

           Article 2 - REPRESENTATIONS AND WARRANTIES REGARDING BUYER
           ----------------------------------------------------------

         2.1 Organization. Buyer is a limited liability company duly organized and validly existing under the laws of the State of New Jersey. Buyer has all limited liability company power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and (ii) consummate the transactions contemplated hereby. 2.2 Authorization. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         2.3 No Breach. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby will not (i) conflict with, result in any violation of or constitute a default under the Organizational Documents of Buyer, (ii) constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under, or result in the creation of any Encumbrance upon any of the properties of Buyer pursuant to, any Contract to which Buyer is a party or by which any of such properties is bound or (iii) result in a violation of, or conflict with, any Legal Requirement or Order applicable to Buyer or any of its properties.

         2.4 Consents. No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be made with, any third party (including, without limitation, any Governmental Authority) by Buyer in order (i) for this Agreement to constitute a legal, valid and binding obligation of Buyer or (ii) to authorize or permit the consummation by Buyer of the transactions contemplated hereby.

          Article 3 - REPRESENTATIONS AND WARRANTIES REGARDING SELLER
          -----------------------------------------------------------

         3.1 Organization and Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the Trademark Sublicense, and (ii) consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Trademark Sublicense, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes and, when executed and delivered by Seller in accordance with the provisions of Article 1.4 and 1.9(b) the Trademark Sublicense will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

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         3.2 No Breach. The execution and delivery by Seller of this Agreement and the Trademark Sublicense, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby will not, directly or indirectly, (with or without notice or lapse of time) (i) contravene, conflict with, result in a violation or breach of, or constitute a default under, the Organizational Documents of Seller, (ii) contravene, constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under, or result in the creation of, any Encumbrance upon any of the properties of Seller, pursuant to any Contract to which Seller is a party or by which any of such properties is bound, including, without limitation, the FHBH Agreement, (iii) contravene, conflict with, or result in a violation of, or give any Governmental Authority or other person the right to challenge any of the transactions contemplated hereby or thereby, or to exercise any remedy, or obtain any relief, under any Legal Requirement or any Order to which Seller, or any of the Purchased Assets may be subject.

         3.3 Consents. Except as set forth on Schedule 3.3, no consent approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be made with, any third party (including, without limitation, any Governmental Authority) by Seller in order (i) for this Agreement and the Trademark Sublicense to constitute legal, valid and binding obligations of Seller or (ii) to authorize or permit the consummation by Seller of the transactions contemplated hereby or thereby.

         3.4 Standard Costs. The Seller's standard costs relating to the Products set forth on Schedule 3.6, are true and correct and consistent with Seller's past practices.

         3.5 Molds. Schedule 3.5 contains a true, correct and complete list of all Molds owned or used by Seller in connection with the manufacture or marketing of Products and sets forth the current location of each. The Molds constitute all such devices or similar items necessary for the manufacture or marketing of Products on a basis consistent with the kind, quality and quantities previously manufactured and marketed by Seller. All Molds are in good operating condition, reasonable wear and tear excepted, and are suitable for the manufacture of the Products.

         3.6 Inventory. Schedule 3.6 contains a true, correct and complete list of Seller's Inventory related to each of the Products. All items of Inventory are in good and merchantable condition, of first quality and in conformance to the specifications for such Products, saleable or usable in the ordinary course of business for the purposes for which intended and have been carried on the books and records of Seller on a consistent basis.

         3.7 Title to Owned Properties. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances other than the GMACCF Lien.

         3.8 Purchase Commitments. Schedule 3.8 contains a true, correct and complete list of all Purchase Commitments. Seller has previously delivered or caused to be delivered to Buyer a true, correct and complete copy of each Purchase Commitment.

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         3.9 Performance Under Purchase Commitments. All of the Purchase
Commitments are legal, valid, and binding upon the parties thereto in accordance with their respective terms and are in full force and effect. Seller is not in breach or default, nor has it received notice of any default or any event which, with or without notice or lapse of time, would constitute a breach or default by Seller, under any such Purchase Commitment. To Seller's knowledge, none of the other parties to any such Purchase Commitment is in breach or default thereunder. To Seller's knowledge, there does not exist any condition nor has there occurred any event which, with or without notice or lapse of time, would constitute a breach or default under any such Purchase Commitment. There is no reasonable basis for any party to such Purchase Commitment to make any claim against Buyer with respect to any such Purchase Commitment to the extent the same relates to the period prior to the Closing Date.

         3.10 Intellectual Property.

                  (a) Schedule 3.10(a) sets forth a true and correct list of all of the trademarks, service marks, imprints, logos, trade dress and tradenames licensed to Seller pursuant to the FHBH Agreement (as defined below). All Trademarks have been duly registered in, filed in or issued by the appropriate Governmental Authority where such registration, filing or issuance is reasonably necessary or appropriate for the sale of the Products as presently conducted by Seller. Seller has the sole and exclusive right to use, execute, reproduce, display, distribute and sublicense, without payment to any other Person, all such Trademarks and the consummation of the transactions contemplated by this Agreement and the Trademark Sublicense do not and will not in any respect conflict with, alter or impair any such rights. Neither Seller, nor any Affiliate of Seller, has received any written or oral communication from any Person asserting any ownership interest in any such Trademarks, other than Fred Hayman Beverly Hills, Inc. ("FHBH"). The Asset Purchase agreement, dated June 15, 1994, by and between Fred Hayman Beverly Hills, Inc. and Seller (the "FHBH Agreement"), a true, correct and complete copy of which has previously been delivered to Buyer by Seller, sets forth the entire agreement and understanding between FHBH and Seller with respect to the Trademarks and the Products, and the same has not been amended or otherwise modified in any way. Seller has performed all of its obligations under the FHBH Agreement and the license provided for therein remains in full force and effect. Seller has the right under the FHBH Agreement to grant to Buyer the sublicense provided for in the Trademark Sublicense and the execution and delivery of the Trademark Sublicense by Seller does not conflict with and will not result in a breach of the FHBH Agreement or permit FHBH to cancel the license to Seller provided for therein.

                  (b) Seller has not granted any license of any kind relating to the Trademarks or Know-How to any other person. The manufacture and marketing of the Products as presently conducted by Seller and its Affiliates does not violate, conflict with or infringe in any respect the Intellectual Property of any other Person. No claims are pending or threatened against Seller or any of its Affiliates by any person with respect to the ownership, validity, enforceability, effectiveness or use of the Trademarks or Know-How. Neither Seller nor any of its Affiliates has received any written or oral communication alleging that Seller or any such Affiliate has in the conduct of its business related to the Products, violated any rights relating to Intellectual Property of any person.

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                  (c) All Know-How has been maintained in confidence in
accordance with protection procedures customarily used in the industry to protect rights of like importance. No former or current Technical Personnel have any claim against Seller in connection with such Person's involvement in the conception and development of any Know-How and no such claim has been asserted or is threatened. None of the current officers and employees of Seller has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by Seller in the manufacture of Products, which patents or applications have not been assigned to Seller, with such assignment duly recorded in the United States Patent and Trademark Office.

         3.11 Proceedings; Orders. There are no Proceedings or Orders presently outstanding, pending or, to Seller's knowledge, threatened against Seller which relate in any way to the Trademarks, the Know-How or the Products.

         3.12 Health and Safety Conditions. Schedule 3.12 sets forth or describes in reasonable detail all relevant facts pertaining to the substance of, or Seller has delivered, or caused to be delivered, to Buyer, copies of all current safety data sheets relating to the Products and the chemical substances or mixtures currently used by Seller in the manufacture of Products.

         3.13 Customers, Distributors and Independent Sales Representatives.
Schedule 3.13 contains a true, correct and complete list of (i) the distributors to which Seller sold Products during the period commencing on April 1, 2002 and ending on February 28, 2003, (ii) the independent sales representative who acted on behalf of Seller in the Caribbean area during such period and (iii) the suppliers from which Seller purchased raw materials, components and packaging for the Products during such period. Seller is not a party to any agreement or other arrangement with any distributor or independent sales representative (whether or not listed on Schedule 3.13) which would require Buyer to continue to distribute Products through any such distributor or representative following the Closing and Buyer will incur no liability to any such distributor or representative should Seller determine not to continue to distribute or sell Products through any such distributor or representative after the Closing.

         3.14 Full Disclosure. Neither this Agreement nor any agreement, document, instrument, certificate or statement made or furnished to Buyer in connection with this Agreement, the Trademark Sublicense and the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits the statement of a material fact required to be stated in order to make the statements contained herein and therein not misleading.

                       Article 4 - Pre-Closing Covenants
                       ---------------------------------

         4.1 Conduct By Buyer. From the date hereof until the Closing, Buyer shall not take any action which would cause any representation or warranty contained in Article 2 hereof to be untrue or incorrect in any respect as of the Closing.

         4.2 Conduct by Seller. From the date hereof until the Closing, Seller shall not take any action which would cause any representation or warranty contained in Article 3 hereof to be untrue or incorrect in any respect as of the Closing.

         4.3 Conduct of the Business. From the date hereof until the Closing, Seller shall:

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                  (i) maintain levels of Inventory of each of the Products
         consistent with past practice;

                  (ii) notify Buyer of the occurrence of any event or the existence of any condition which would have been required to be disclosed on the date hereof in order to make the representations and warranties contained in Article 3 hereof true and correct had such event then occurred or condition then existed; and

                  (iii) use its best efforts to preserve its business of manufacturing and marketing Products intact and preserve for Buyer the goodwill of the suppliers, distributors, customers and others having a business relationship with Seller with respect to the Products.

         4.4 Fulfillment of Conditions. Each Party shall use all reasonable efforts to fulfill or cause to be fulfilled the conditions set forth in Articles 5 and 6 hereof.

                   Article 5 - BUYER'S CONDITIONS TO CLOSING
                   -----------------------------------------

         The obligations of Buyer to consummate the transactions contemplated hereby are, unless waived by Buyer, subject to the fulfillment, at or before the Closing, of each of the following conditions:

                  (i) No Legal Requirement of a Governmental Authority shall be in effect which prohibits, restricts or enjoins or otherwise materially adversely affects the consummation of the transactions contemplated by this Agreement.

                  (ii) No Proceeding shall be pending or threatened (A) which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to, or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement or (B) which if adversely determined would materially and adversely affect the value of the Purchased Assets or materially and adversely interfere with the ability of Buyer to manufacture and market the Products under the Trademarks.

                  (iii) Each representation and warranty of Seller set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that, representations and warranties that by their terms speak only as of the date hereof or some other specific date need be true and correct only as of such date, and Seller shall have delivered to Buyer a certificate approved by Buyer dated the Closing Date executed by a duly authorized officer of Seller to such effect.

                  (iv) Seller shall have obtained, or to the reasonable satisfaction of Buyer obviated the need to obtain, all Consents and Governmental Authorizations, if any, required to consummate the transactions contemplated by this Agreement.

                  (v) Seller shall have performed and complied with all covenants and agreements required to be performed or complied with by Seller under this Agreement prior to or concurrently with the Closing, and Seller shall have delivered to Buyer a certificate approved by Buyer dated the Closing Date executed by a duly authorized officer of Seller to such effect.

                  (vi) Buyer shall have received all certificates and other documents required to be delivered to Buyer at or before the Closing pursuant to this Agreement duly executed by all necessary persons (other than Buyer).

                   Article 6 - SELLER'S CONDITIONS TO CLOSING
                   ------------------------------------------

         The obligations of Seller to consummate the transactions contemplated hereby are, unless waived by Seller, subject to the fulfillment, at or before the Closing, of each of the following conditions:

                  (i) No Legal Requirement of a Governmental Authority shall be in effect which prohibits, restricts or enjoins or otherwise materially adversely affects the consummation of the transactions contemplated by this Agreement.

                  (ii) No suit, action or proceeding shall be pending or threatened which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to, or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement.

                  (iii) Each representation and warranty of Buyer set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that, representations and warranties that by their terms speak only as of the date hereof or some other specific date need be true and correct only as of such date, and Buyer shall have delivered to Seller a certificate dated the Closing Date executed by a duly authorized officer of Buyer to such effect.

                  (iv) Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by Buyer under this Agreement prior to or concurrently with the Closing and Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by a duly authorized officer of Buyer to such effect.

                  (v) Seller shall have received all certificates and other documents required to be delivered to Seller at or before the Closing pursuant to this Agreement duly executed by all necessary persons (other than Seller).

                  (vi) Seller shall have received the Purchase Price in accordance with Article 1.6 hereof.

                 Article 7 - TERMINATION; SURVIVAL OF AGREEMENT
                 ----------------------------------------------

         7.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated:

                  (i) at the Closing or at any time prior thereto, by mutual written consent of Seller and Buyer;

                  (ii) at the Closing, by Buyer, if any of the conditions set forth in Article 5 hereof shall not have been fulfilled and shall not have been waived by Buyer at or prior to the Closing;

                  (iii) at the Closing, by Seller, if any of the conditions set forth in Article 6 hereof shall not have been fulfilled and shall not have been waived by Seller at or prior to the Closing.

                Article 8 - TAX MATTERS; POST-CLOSING COVENANTS
                -----------------------------------------------

         8.1 Transactional Taxes. Seller shall be responsible for Transactional Taxes. If Buyer shall be required to pay any of the Transactional Taxes, Seller shall promptly reimburse Buyer therefor. Seller shall indemnify Buyer for, and shall hold Buyer harmless from, any and all Liabilities asserted against or incurred or sustained by Buyer relating to Transactional Taxes pursuant to the procedure set forth in Article 9.5 hereof.

         8.2 Further Assurances. At any time and from time to time after the Closing, the Parties shall execute, deliver and acknowledge such other documents and instruments of transfer, assignment or conveyance and do such further acts and things as may be reasonably required in order to consummate the transactions contemplated hereby.

         8.3 FHBH Agreement. Following the Closing, Seller shall fulfill all of its obligations under the FHBH Agreement so as to keep available to Buyer all of the rights with respect to the Trademarks licensed to Buyer pursuant to the Trademark Sublicense. If Buyer's rights under the Trademark Sublicense are terminated at any time prior to March 31, 2008 as a result of the termination of the license granted to Seller in the FHBH Agreement, for any reason whatsoever, Seller will, if so requested by Buyer within 60 days of such termination, immediately purchase all of Buyer's then existing inventory of Products at Buyer's cost in the case of raw materials, components and packaging and Buyer's standard cost in the case of finished goods.

         8.4 License to Use Molds and Know-How. Buyer hereby grants to Seller a royalty-free right and license to continue to utilize the Molds and the Know-How in connection with the manufacture of products to be marketed by Seller under the "273 INDIGO" trademark and under any "New Marks" as such term is defined in the Trademark Sublicense.

         8.5 Deliveries to GMACCF. As promptly as practicable following the Closing, Seller will endorse and deliver the Promissory Note to GMACCF and execute and deliver to GMACCF an assignment of all security interests granted in favor of Seller by Buyer under this Agreement, the Security Agreement and the Trademark Sublicense.

            Article 9 - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
            --------------------------------------------------------

         9.1 Survival of Representations and Covenants of Buyer. The representations and warranties of Buyer set forth in Article 2 hereof shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         9.2 Survival of Representations and Covenants of Seller. The representations and warranties of Seller set forth in Article 3 hereof shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         9.3 Indemnification by Buyer. Subject to Articles 9.5 and 18 hereof, Buyer shall indemnify Seller for, and shall hold Seller harmless from, any and all Liabilities asserted against or incurred or sustained by Seller arising out of, related to or associated with (i) any breach of any covenant or agreement contained in this Agreement by Buyer or (ii) any breach by Buyer of any of the warranties or representations set forth in Article 2 hereof.

         9.4 Indemnification by Seller. Subject to Articles 9.5 and 18 hereof, Seller shall indemnify Buyer for, and shall hold the Buyer harmless from, any and all Liabilities asserted against or incurred or sustained by Buyer arising out of: (i) any breach of any covenant or agreement contained in this Agreement by Seller; (ii) any breach by Seller of any of the warranties or representations set forth in Article 3 hereof, (iii) any of the Retained Liabilities.

         9.5 Indemnification Procedure.

                  (a) Indemnitee shall promptly give the Indemnitor written notice of any Loss (as defined in Article 9.5(b) hereof) which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor shall perform its indemnification obligations in respect of a Loss described in a Notice of Claim under Articles 9.3 or 9.4 hereof, as the case may be, within thirty (30) days after the Indemnitor shall have received such Notice of Claim; provided, however, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under Article 9.5(c) hereof with respect to such Loss.

                  (b) As used in this Article 9.5, the term "Loss" shall mean a liability described in Article 8.1, 9.3, or 9.4 hereof, or a fee, commission, compensation or payment described in Article 11.1, as the case may be.

                  (c) With respect to a Loss (i) which constitutes a third party claim, demand, suit, action or proceeding, (ii) which is the subject of a Notice of Claim, (iii) which is a Liability solely for money damages and (iv) in respect of which the Indemnitor shall have given written notice to the Indemnitee acknowledging an indemnification obligation under Article 9.3 or 9.4 hereof, as the case may be, the Indemnitor shall have the sole and exclusive right and obligation, in good faith and at its own cost and expense, to defend, contest or otherwise oppose any third party claim, demand, suit, action or proceeding which gives rise to a Loss in respect of which a Notice of Claim has been given with legal counsel selected by it. The Indemnitor shall (i) promptly inform the Indemnitee of all material developments related to any such event or circumstance and (ii) inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Loss or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Loss. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this Article 9.5(c), the Indemnitee shall (i) at all times, at its own cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to perform its obligations under this Article 9.5(c), or if the Indemnitor shall have informed the Indemnitee in writing in accordance with the second sentence of this Article 9.5(c) that the Indemnitor does not have an indemnification obligation hereunder in respect of such Loss, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Loss, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith. If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right (i) to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon (A) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (B) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise, or (ii) to assume, at any time by giving written notice to that effect to the Indemnitor, the cure, mitigation, remediation, remedy or other handling of such event or circumstance and the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account whereupon the Indemnitor shall be released from any and all liability with respect to such event or circumstance and such third party action, demand, claim, suit or proceeding.

                  (d) Notwithstanding anything contained herein to the contrary, each Party shall use, and shall cause its subsidiaries and Affiliates to use, all reasonable efforts to mitigate any and all damages, losses, liabilities, costs and expenses in respect of which it may be entitled to indemnification hereunder.

         9.6 Right of Set-Off. Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under Article 1.13(d) and under this Article 9 against amounts otherwise payable under the Promissory Note. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or any instrument securing a Promissory Note. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available.

                              Article 10 - NOTICES
                              --------------------

         All notices required or permitted to be given pursuant to this Agreement shall be given in writing in the English language, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or other electronic means and shall be addressed as follows:

         When Seller is the intended recipient:

                  Parlux Fragrances, Inc.
                  3725 S.W. 30th Avenue
                  Fort Lauderdale, FL  33312
                  Attention:   Ilia Lekach
                  Chairman and Chief Executive Officer
                  Telecopy No:  (954) 316-8155


         with a copy to:

                  Mitchell R. Schrage & Associates
                  Tower 56
                  126 East 56th Street
                  New York, NY  10022
                  Attention:   Mitchell R. Schrage, Esq.
                  Telecopy No:  (212) 758-1616


         When Buyer is the intended recipient:

                  Victory International (USA) LLC
                  85 Newfield Avenue
                  Edison, NJ  08837
                  Attention:   Anil K. Monga
                  Telecopy No:  (732) 417-5990
         with a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, NY  10178
                  Attention:   William R. Golden, Esq.
                  Telecopy No:  (212) 808-7897


A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Article 10 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been
(i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telecopier or other electronic means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

                 Article 11 - BROKERAGE FEES; CERTAIN EXPENSES
                 ---------------------------------------------

         11.1 Brokerage Fees.

                  (a) Seller agrees to indemnify Buyer, and to hold Buyer harmless from, any claim or liability for any fee, commission, compensation or other payment by any broker, finder or similar agent who claims to have been, or who was in fact, engaged by or on behalf of Seller in connection with the transactions contemplated by this Agreement in accordance with the procedure set forth in Article 9.5 hereof.

                  (b) Buyer agrees to indemnify Seller, and to hold Seller harmless from, any claim or liability for any fee, commission, compensation or other payment by any broker, finder or similar agent who claims to have been, or who was in fact, engaged by or on behalf of Buyer in connection with the transactions contemplated by this Agreement in accordance with the procedure set forth in Article 9.5 hereof.

         11.2 Certain Expenses. Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated by this Agreement are consummated, each Party agrees to pay all expenses, fees and costs (including, without limitation, legal, accounting and consulting expenses) incurred by it in connection with the transactions contemplated hereby.

                       Article 12 - GOVERNING LAW; FORUM
                       ---------------------------------

         The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida (without giving effect to the laws, rules or principles of the State of Florida regarding conflicts of laws). Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of Florida. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of Florida in respect of any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Florida and any claim that it may now or hereafter have that any such proceeding in any court in the State of Florida has been brought in an inconvenient forum. Each Party waives trial by jury in any such proceeding.

       Article 13 - BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES
       ------------------------------------------------------------------

         This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Seller nor Buyer shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other of them. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Parties, if such consent is required hereby, shall be void. No person shall be, or be deemed to be, a third party beneficiary of this Agreement.

                         Article 14 - ENTIRE AGREEMENT
                         -----------------------------

         This Agreement together with the Appendices, Annexes and Schedules attached hereto constitute the entire contract among the Parties with respect to the subject matter hereof and cancel and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery executed or delivered at the Closing pursuant to this Agreement shall amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein. Nothing contained in this Agreement or in any of the Appendices, Annexes and Schedules attached hereto shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates of liability to third parties, under any Legal Requirement or otherwise, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any such Legal Requirement.

                        Article 15 - FURTHER ASSURANCES
                        -------------------------------

         At any time and from time to time after the Closing, the Parties shall execute, deliver and acknowledge such other documents and take such further actions as may be reasonably required in order to consummate the transactions contemplated hereby.

                            Article 16 - AMENDMENTS
                            -----------------------

         No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

                              Article 17 - WAIVERS
                              --------------------

         No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

                             Article 18 - REMEDIES
                             ---------------------

         The rights, powers and remedies of the Parties set forth herein for a breach of or default under this Agreement (including, without limitation, a breach of or default under any of the representations, warranties, covenants or agreements contained in this Agreement) are cumulative and in addition to, and not in lieu of, any rights or remedies that any Party may otherwise have under this Agreement, at law or in equity.

                      Article 19 - HEADINGS; COUNTERPARTS
                      -----------------------------------

         The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties.

                           Article 20 - SEVERABILITY
                           -------------------------

         If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

                            Article 21 - BULK SALES
                            -----------------------

         Buyer waives compliance with any applicable bulk sales and similar laws and statutes which may be applicable to the consummation of the transactions contemplated by this Agreement, including the provisions of the Uniform Commercial Code and Seller agrees to indemnify, defend and hold Buyer harmless from any and all claims, losses, damages, judgments, penalties, expenses and reasonable attorneys' fees Buyer may suffer as a result of such non-compliance.

                        Article 22 - CERTAIN REFERENCES
                        -------------------------------

         22.1 Person. As used herein, references to a "person" shall mean an individual or an entity, including, without limitation, a corporation, partnership, joint venture, trust, joint stock company, association, unincorporated organization or group acting in concert.

         22.2 Affiliate. As used herein, references to an "Affiliate" shall mean, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. For purposes of the preceding sentence, "control" shall include the power to vote or direct the voting of more than twenty percent (20%) of the voting shares, general partnership interests or other voting equity interests of a person.

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                                SELLER

                                By: /s/ Frank A. Buttavacoli
                                   ------------------------------------
                                Name:  Frank A. Buttavacoli

                                Title:  Executive Vice President/Chief
                                Operating Officer/Chief Financial Officer

                                BUYER

                                By: /s/ Anil K. Monga
                                   ------------------------------------
                                Name:  Anil K. Monga

                                Title: President

                                   APPENDIX A
                                   ----------

         "Affiliate" has the meaning assigned in Article 22.2.

         "Assumed Liabilities" has the meaning assigned in Article 1.7.

         "Buyer" has the meaning assigned in the preamble.

         "Closing" has the meaning assigned in Article 1.1.

         "Closing Date" has the meaning assigned in Article 1.1.

         "Consent" means any consent, approval, exemption, authorization or waiver by any third party other than a Governmental Authorization.

         "Contract" means, with respect to any person, any oral or written agreement, indenture, undertaking, debt instrument, contract, lease, understanding, arrangement, or commitment to which such person is a party or by which it is bound or to which any of its properties are subject.

         "Encumbrance" means any charge, mortgage, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, preemptive right or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (other than a restriction on transfer arising under the Securities Laws), except for liens incurred in the ordinary course of business in respect of Taxes for which adequate reserves have been established.

         "Excluded Assets" has the meaning assigned in Article 1.3.

         "FHBH" has the meaning assigned in Article 3.10(a).

         "FHBH Agreement" has the meaning assigned in Article 3.10(a).

         "Final Inventory Value" has the meaning assigned in Article 1.13(a).

         "GMACCF" means GMAC Commercial Finance LLC.

         "GMACCF Letter" has the meaning assigned in Article 1.9(f).

         "GMACCF Lien" means the lien of GMACCF on the assets of Seller pursuant to that certain Revolving Credit and Security Agreement, dated July 20, 2001, by and between Seller and GMACCF, as amended.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority pursuant to any Legal Requirement.

         "Governmental Authority" means any nation, state, county, city, town, village, district, or other jurisdiction of any nature; federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Indemnitee" means a person who may be entitled to indemnification hereunder.

         "Indemnitor" means the person who may be obligated to provide indemnification hereunder.

         "Initial Inventory Value" has the meaning assigned in Article 1.13(a).

         "Intellectual Property" means patents, trademarks, copyrights, and technology, owned, used, filed by or licensed to Seller and used, held for use or intended to be used primarily in the manufacture and marketing of the Products and patent and technology licenses and trademark licenses used, held for use or intended to be used primarily in the manufacture and marketing of the Products.

         "Interests" has the meaning assigned in Section 1.12(a).

         "Inventory" means any and all inventories (including finished goods, work-in-process, raw and packaging materials, stores, manufacturing supplies and spare parts) which are owned by Seller and used or held for use in the manufacture or marketing of Products, including all inventories set forth on
Schedule 3.6.

         "Know-How" means all technical information, knowledge with respect to procedures, processes, trade secrets, inventions, formulae for the perfume oil, production methods, practices, techniques, diagrams, drawings, specifications, blueprints, lists of materials and components, production manuals and all other data relating to the design, manufacture, production, inspection and testing of the Products known by, available to, owned or used by Seller, including all patents, copyrights, trade secrets and other intellectual property rights with respect thereto.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute, or treaty.

         "Liability" means any and all claims, liabilities, obligations, losses, costs, expenses (including, without limitation, reasonable legal, accounting and other expenses), litigation, proceedings, fines, taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including, without limitation, actual, punitive or consequential, foreseen or unforeseen, known or unknown damages), settlements or judgments of any kind or nature whatsoever.

         "Loss" has the meaning assigned in Article 9.5(b) hereof.

         "Molds" means all molds, test and production dies and other mechanical devices, and all components thereof, used to produce bottles, caps and other packaging components for the Products.

         "New Marks" has the meaning assigned in Article 8.4.

         "Notice of Claim" has the meaning assigned in Article 9.5(a) hereof.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority or by any arbitrator.

         "Organizational Documents" means the articles or certificate of incorporation and the bylaws of a corporation; the certificate of formation and the operating agreement or limited liability company agreement of a limited liability company; the partnership agreement and any statement of partnership or a general partnership; the limited partnership agreement and the certificate of limited partnership of a limited partnership; any charter or similar document adopted or filed in connection with the creation, formation, or organization of a person; and any amendment to any of the foregoing.

         "Party" and "Parties" shall have the respective meanings assigned in the preamble.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Products" means those cosmetic, fragrance and other products marketed by Seller under the Trademarks.

         "Promissory Note" has the meaning assigned in Article 1.6.

         "Purchase Commitments" means Seller's outstanding commitments for the purchase of Products and related raw materials and supplies, as set forth on
Schedule 3.8.

         "Purchased Assets" has the meaning assigned in Article1.2.

         "Purchase Price" has the meaning assigned in Article 1.5.

         "Retained Liabilities" has the meaning assigned in Article 1.8.

         "Security Agreement" has the meaning assigned in Article 1.6.

         "Seller" has the meaning assigned in the preamble.

         "Tax" means any tax (including, without limitation, income, payroll, ad valorem, real and personal property, gross receipts, sales, use, franchise and stamp taxes) imposed by any Governmental Authority together with any interest or penalties thereon.

         "Technical Personnel" means all former and current members of management and key personnel of Seller, including all current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Know-How.

         "Technology" means the process, products, apparatus, formulas, trade secrets, know-how, discoveries, inventions and design, manufacturing, engineering and other technical information which are owned by the Seller and used, held for use or intended to be used primarily in the manufacture and marketing of the Products.

         "Trademarks" means the U.S. and foreign trademarks, service marks, imprints, logos, trade dress and trade names whether or not registered and all issued registrations, pending applications, and any other rights of Seller relating to the names "FRED HAYMAN BEVERLY HILLS", "FRED HAYMAN'S HOLLYWOOD," "FRED HAYMAN'S TOUCH," and "273" (excluding "273 INDIGO") set forth on Schedule 3.10(a) and all other names, designs, logos, trademarks, trade names and the like used on or in connection with Products bearing any of the names set forth on Schedule 3.10(a).

         "Trademark Sublicense" has the meaning assigned in Article 1.4.

         "Transactional Taxes" means any transfer, conveyance, excise, stamp, documentary and other governmental taxes, duties, charges, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the transfer, assignment, conveyance or delivery of the Purchased Assets or the consummation of the transactions contemplated hereby.

                                     ANNEX A

                          FORM OF TRADEMARK SUBLICENSE

                              SUBLICENSE AGREEMENT
                              --------------------

         THIS AGREEMENT made and entered into as of the 28TH DAY OF MARCH, 2003, by and between PARLUX FRAGRANCES, INC., a Delaware corporation with offices at 3725 SW 30TH Avenue, Ft. Lauderdale, FL 33312 ("Licensor"), and VICTORY INTERNATIONAL (USA) LLC, a New Jersey limited liability company, with an office at 85 Newfield Avenue, Edison, N.J. 08837 ("Sublicensee").

                              W I T N E S S E T H :

         WHEREAS, Licensor has used and currently is using, directly and through licenses, the Sublicensed Marks (as hereinafter defined) for a variety of products; and

         WHEREAS, the Licensor is willing to grant the Sublicensee and Sublicensee desires to obtain from Licensor, the exclusive right and Sublicense to use the Sublicensed Marks in the Territory (as hereinafter defined) for use on and in connection with the manufacture, promotion, distribution and sale of Articles (as hereinafter defined).

         NOW, THEREFORE, for good and valuable consideration and in consideration of the promises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         The following definitions shall apply:

         A. Territory. The term "Territory" hereunder shall include and mean the entire world, including but not limited to, all duty-free shops, ships, airplanes, military bases and diplomatic missions of every country of the world.

         B. Articles. The term "Articles" hereunder shall include and mean any and all men's and women's fragrances, cosmetics, skin care products and bath and related personal beauty care products, or any and all other items included in International Class 003, as listed in the United States Patent and Trademark Office's (the "PTO") Acceptable Identification of Goods and Services Manual, or other applicable rules, regulations and/or procedure of the PTO and/or analogous agencies in countries throughout the world, which products are manufactured, produced, sold, distributed, promoted and advertised by or on behalf of Sublicensee and which bear the Marks under this Sublicense Agreement.

         C. Sublicensed Marks. The term "Old Marks" hereunder shall include and mean the trademarks "FRED HAYMAN", "FRED HAYMAN BEVERLY HILLS", "FRED HAYMAN'S HOLLYWOOD", "FRED HAYMAN'S TOUCH", "FH", "HOLLYWOOD", "FRED HAYMAN'S TOUCH", "273", and "273 RODEO DRIVE", either individually or collectively, for the Articles, except for new marks consisting of or incorporating the designation "273" as set forth below. The foregoing Old Marks shall include but not be limited to those marks set forth on Exhibit "A" attached hereto. The term "New Marks" shall include trademarks for the Articles that are, from time to time, developed by or on behalf of Licensor, including but not limited to the marks "273 INDIGO" and "273 BURGANDY". New Marks consisting of or incorporating the designation "273" shall not include the marks "273" and "273 RODEO DRIVE" set forth on Exhibit A. The trademark FRED HAYMAN'S SPECIAL TOUCH will be adopted and used for an Article distributed and sold hereunder and shall also be considered an "Old Mark" for purposes of this Agreement.

                  (i) After a period of twelve (12) months following the development of each New Mark, Licensor shall license each such New Mark on the same terms and conditions as set forth hereunder. Sublicensee shall purchase the existing inventory of Articles bearing each New Mark, provided, however, that Sublicensee shall not be obligated to purchase in excess of five hundred thousand ($500,000) U.S. dollars worth of such inventory. This inventory shall be valued at cost plus an absorption charge of no greater than 7.134 percent.

                  (ii) The Old Marks and any and all New Marks sublicensed to Sublicensee hereunder as set forth in paragraph C(i) of Article 1 above, shall be referred to hereunder collectively as the Sublicensed Marks or, individually, Sublicensed Mark.

         D. Net Sales. The term "Net Sales" shall include and mean sales price at which Sublicensee, Subsidiary, Affiliate or Related Party, as hereinafter defined, invoices its customers for Articles bearing the Sublicensed Marks, less all returns, including but not limited to damaged or defective merchandise. Net sales shall not include insurance, freight or any legitimate documented charge backs from customers.

         E. Subsidiary/Subsidiaries. The term "Subsidiary/Subsidiaries" hereunder shall include and mean: any corporation or other entity which is 100% directly or indirectly owned by Sublicensee, or its subcontracted manufacturer of the Articles; any corporation or other entity which is substantially controlled by Anil Monga ("Monga") or is an Affiliate or Related Party as such terms are defined hereunder.

         F. Affiliate/Affiliates. The term "Affiliate(s)" hereunder shall include and mean any party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Sublicensee or Monga.

         G. Related Parties. The term "Related Parties" hereunder shall include and mean: affiliates of the Sublicensee; entities that are managed by or under the trusteeship of Sublicensee's management; principal owners of the Sublicensee; its management; members of the immediate family of principal owners of the Sublicensee and its management; and other parties with which the Sublicensee may deal if one party controls or can significantly influence the management or operating policies of the other.


                                    ARTICLE 2
                                GRANT OF LICENSE
                                ----------------

         Upon the terms and conditions of this Agreement, Licensor hereby grants to Sublicensee, during the term of this Agreement, a sole and exclusive, non-transferable, non-sublicensable (except as expressly otherwise provided below in Article 16) non-assignable right and license to use the Sublicensed Marks in the Territory in connection with the manufacture, advertisement, promotion, sale and distribution of the Articles. Sublicensee will not use the Sublicensed Marks on or in connection with goods or services other than the Articles and such other goods and services as to which such usage has been expressly approved by Licensor in writing. Sublicensee acknowledges that the rights granted to it hereunder do not include the right to operate a retail store outlet under the Sublicensed Marks or any variation or simulation thereof. All rights in the Sublicensed Marks other than those specifically granted in this Agreement are reserved by Licensor for its own use and benefit.

                                    ARTICLE 3
                             EXCLUSIVITY OF LICENSE
                             ----------------------

         A. Licensor will not grant any other license or sublicense effective during the term of this Agreement and any and all renewals hereof for the use of the Sublicensed Marks on or in connection with the Articles in the Territory. Licensor acknowledges that Sublicensee presently, or may in the future, manufacture(s), produce(s), sell(s), distribute(s), promote(s), and advertise(s) in the Territory, or parts thereof, articles identical, similar, or related to the Articles covered by this Agreement hereof which bear trademarks other than the Sublicensed Marks and marks that may be sublicensed in the future. Licensor agrees that it will not object to or otherwise contest the foregoing usage of other trademarks and that such usage of other trademarks does not constitute a breach of this Agreement or any and all renewals hereof. Licensor further acknowledges and consents to the Sublicensee obtaining other additional licenses for the manufacture, production, sale, distribution, promotion, and advertisement of articles identical, similar or related to the Articles during the term of this Agreement and any and all renewals hereof. Sublicensee, during the term of this Agreement and any and all renewals hereof and thereafter, will not attack either Licensor's title in and to the Sublicensed Marks.

         B. Licensor further agrees that it will not manufacture, produce, sell, distribute, promote, or advertise or authorize any third party to manufacture, produce, sell, distribute, promote, or advertise: (i) any product that is identical, similar, or related to the Articles bearing any of the Sublicensed Marks or any other mark that is confusingly similar to the Sublicensed Marks; or
(ii) any product that bears confusingly similar names, smells, or fragrance oils to the Sublicensed Marks.

                                    ARTICLE 4
                                TERM OF AGREEMENT
                                -----------------

         The original term of this Agreement shall be for five (5) years and three (3) days, commencing effective as of March 28, 2003 and continuing through March 31, 2008. Thereafter, Sublicensee shall have the option, in its sole discretion, to renew this Agreement as provided in Article 17 below until the expiration date of Licensor's license.

                                    ARTICLE 5
                                 CONFIDENTIALITY
                                 ---------------

         Both parties acknowledge and agree that: (i) all information relating to the business and operations of either party, including but not limited to customer lists, pricing, and marketing plans, which they either learn or have learned during or prior to the term of this Agreement and any and all renewals hereof is confidential; (ii) the aforesaid information shall be maintained in confidentiality and secrecy and not disclosed to any third party; (iii) that each party shall take all necessary steps to preserve the confidentiality and secrecy of the aforesaid information; and (iv) that neither party shall use the aforesaid information other than to give effect to the intent and purposes of this Agreement and all renewals hereof. The provisions of this paragraph shall not apply with respect to any information which has entered the public domain through no fault of either party or the disclosure of which has been mandated by a court of competent jurisdiction. The provisions of this paragraph and Sublicensee's obligations hereunder shall survive the expiration or termination of this Agreement.

                                    ARTICLE 6
                              DUTIES OF SUBLICENSEE
                              ---------------------

         A. Reasonable Efforts. During the term of this Agreement and all renewals hereof, Sublicensee will use reasonable commercial efforts to exploit the rights herein granted throughout the Territory and to sell the commercially reasonable quantity of Articles bearing the Sublicensed Marks.

         B. Design and Sample-Making. During the term of this Agreement and all renewals hereof, Licensor shall not be responsible for the production, design or sample-making of the Articles bearing the Sublicensed Marks and Sublicensee shall bear all costs related thereto.

                                    ARTICLE 7
                                QUALITY STANDARDS
                                -----------------

         A. Manufacture of Articles; Quality Control.

                  (i) The contents and workmanship of Articles bearing the Sublicensed Marks, and labeling, packaging and sales materials therefor, shall be of a quality consistent with the reputation, image and prestige of the Articles bearing Sublicensed Marks that has been established by Licensor.

                  (ii) All Articles bearing the Sublicensed Marks shall be manufactured, labeled, sold, distributed and advertised in accordance with all applicable national, state and local laws and regulations.

                  (iii) Licensor and its duly authorized representatives shall have the right, upon reasonable advance notice and during normal business hours, at Licensor's expense, to examine Articles bearing or intended to bear the Sublicensed Marks in the process of being manufactured and to inspect all facilities utilized by Sublicensee in connection therewith.

         B. Distribution. In order to maintain the reputation, image and prestige of the Sublicensed Marks, Sublicensee shall distribute and sell Articles bearing the Sublicensed Marks in a commercially reasonable manner consistent with the manner of distribution established by Licensor. Sublicensee agrees that it will not use the Sublicensed Marks on Articles in any manner that is reasonably likely, directly or indirectly, to derogate such Sublicensed Marks or bring the reputation associated therewith into disrepute.

         C. Sales Force. During the term of this Agreement and all renewals hereof, Sublicensee shall maintain a non-exclusive sales force in accordance with commercially reasonable standard suitable to carry out the intent and purposes of this Agreement.


                                    ARTICLE 8
                           GUARANTEED MINIMUM ROYALTY
                           --------------------------

         A. In consideration of both the license granted and the services to be performed by Licensor hereunder, Sublicensee shall pay to Licensor a Guaranteed Minimum Royalty in consideration for the use of all the Sublicensed Marks each Annual Period as follows:

                                                              GUARANTEED
ANNUAL PERIOD                                               MINIMUM ROYALTY
-------------                                               ---------------

First                          3/28/03 - 12/31/04              $50,000
Second to Fifth                1/1/05 - 12/31/08               $50,000 each year
Each Annual Period of
  Renewal Term(s), if any                                      $50,000 each year

         B. The Guaranteed Minimum Royalty payable for each Annual Period as set forth above shall be paid to Licensor as follows:

                  (i) First Annual Period: $12,500 on the first day each of January 2004, April 2004, July 2004 and October 2004.

                  (ii) Second to Fifth Annual Period and Each Annual Period of Renewal Term, if any: $12,500 on the first day each of January, April, July and October during such period.

         C. The Guaranteed Minimum Royalty for each Annual Period shall be credited against the applicable Sales Royalty for the same Annual Period as provided in Article 9 below.


                                    ARTICLE 9
                                  SALES ROYALTY
                                  -------------

         A. For each Annual Period of this Agreement and all Renewal Terms, if any, Sublicensee shall pay to Licensor a Sales Royalty as follows:

                  (i) On the first two and one-half million of Net Sales, a Sales Royalty of two percent (2%);

                  (ii) On the second two and one-half million of Net Sales, a Sales Royalty of two and one-half percent (2.5%);

                  (iii) On Net Sales in excess of five million, a Sales Royalty of two percent (2.0%).

                  Notwithstanding the foregoing, there shall not be any Sales Royalty payable with respect to Net Sales during the period March 28, 2003 through December 31, 2003.

         B. The Sales Royalty hereunder shall be accounted for and paid within forty-five (45) days after the close of each Annual Period and shall be computed on the basis of Net Sales during such Annual Period, with a credit to Sublicensee for any Guaranteed Minimum Royalty made to Licensor for said Annual Period.

         C. The applicable Sales Royalty shall be accounted for and paid solely on Net Sales made by Sublicensee, either directly or indirectly, by or through its Affiliates, Subsidiaries or Related Parties to an entity not "owned", "controlled", or "substantially controlled," by Sublicensee, its Affiliates, Subsidiaries, or Related Parties.

                                   ARTICLE 10
                   SALES STATEMENT; BOOKS AND RECORDS; AUDITS
                   ------------------------------------------

         A. Sales Statement. Sublicensee shall deliver to Licensor at the time each Sales Royalty is to be accounted for and paid, a statement indicating by month: (i) the number, description and invoice price of all Articles bearing the Sublicensed Marks actually sold and distributed during the period covered by such Sales Royalty payment; (ii) the amount of returns, discounts and credits from gross sales which may be deducted therefrom pursuant to this Agreement and any and all renewals hereof; and (iii) a computation of the amount of Sales Royalty for the applicable Annual Period. Such statement shall be furnished to Licensor whether or not any Articles have been actually sold and distributed during the Annual Period as to which such statement applies.

         B. Signed Officer Statement. Sublicensee shall deliver to Licensor, not later than sixty (60) days after the close of each Annual Period during the term of this Agreement and any and all renewals hereof (or portion thereof in the event of prior termination for any reason), a statement signed by a duly authorized officer relating to said Annual Period, setting forth the same information required to be submitted by Sublicensee in accordance with the first paragraph of this Article.

         C. Books and Records; Audits. The Sales Statements to be supplied hereunder shall be prepared in accordance with generally accepted accounting principles and complete and accurate books reflecting the information contained in such Sales Statement (specifically including without limitation the originals or copies of documents supporting entries in the books of account) shall be maintained in accordance therewith. Sublicensee, Affiliates, Subsidiaries and Related Parties shall not be required to reflect in the aforesaid books, records, and documents such sales or other information as related to articles or matters other than Articles bearing the Sublicensed Marks which are the subject of this Agreement, and may, in Sublicensee's discretion, keep separate books, records, and documents for such other articles and matters. Licensor and its duly authorized representatives shall have the right, for the duration of this Agreement and any and all renewals hereof and for three (3) year thereafter, during regular business hours and upon seven (7) business days advance notice (unless a shorter period is appropriate in the circumstances), to audit books of account and records pertaining to sales of Articles bearing the Sublicensed Marks and examine all other documents and material in the possession or under the control of Sublicensee, Affiliates, Subsidiaries and Related Parties relating to the subject matter and the terms of this Agreement, including, without limitation, invoices, credits and shipping documents, and to make copies of any and all of the above. All such books of account, records, documents and materials shall be kept available by Sublicensee for at least three (3) years after the end of the Annual Period to which they relate.

         D. If, as a result of any audit of Sublicensee's books and records, it is shown that Sublicensee's payments were less than the amount which should have been paid by an amount equal to five (5%) percent or more of the payments actually made with respect to sales occurring during the period in question, Sublicensee shall reimburse Licensor for the cost of such audit within ten (10) days after Licensor's demand therefor.

                                   ARTICLE 11
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

         A. Indemnification of The Parties.

                  a. Licensor hereby agrees to save and hold harmless of and from and to indemnify Sublicensee, its Affiliates, Subsidiaries, and Related Parties, and their respective agents, servants, officers, employees, and assigns, against any and all claims, suits, injuries, losses, liabilities, demands, damages and expenses (including reasonable attorneys and expenses) which the aforesaid may incur, become liable for, or be obligated to pay, in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed by Licensor, its agents, servants, officers, employees, and assigns in connection with the performance of this Agreement, or failure of performance hereof, or for breach of any of Licensor's representations or warrantees hereunder or any act of Licensor that is not expressly authorized hereunder. The provisions of this paragraph and the obligations hereunder shall survive the expiration or termination of this Agreement.

                  b. Sublicensee hereby agrees to save and hold harmless of and from and to indemnify Licensor and its agents, servants, officers, employees, and assigns, against any and all claims, suits, injuries, losses, liabilities, demands, damages and expenses (including reasonable attorneys and expenses) which the aforesaid may incur, become liable for, or be obligated to pay, in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed by Sublicensee, its agents, servants, officers, employees, and assigns in connection with the performance of this Agreement, or failure of performance hereof, or for breach of any of Sublicensee's representations or warrantees hereunder or any act of Sublicensee that is not expressly authorized hereunder. The provisions of this paragraph and the obligations hereunder shall survive the expiration or termination of this Agreement.

         B. Insurance Policy. Sublicensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to Articles with a limit of liability not less than two millions dollars ($2,000,000). It shall be acceptable if such coverage is provided by a product liability policy and an additional umbrella policy. Such insurance policies shall be written for the benefit of Sublicensee and Licensor and shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof. Licensor shall be a named additional insured on each such policy. Such insurance may be obtained by Sublicensee in conjunction with a policy which covers products other than Articles.

         C. Evidence of Insurance. Sublicensee shall, from time to time upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of the insurance required by subparagraph B above, including, but not limited to, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the Paragraph A above.

         D. Notice. If either party receives notice of any action, claim, suit or proceeding in respect of which indemnification may be sought, prompt notice shall be given to the other party along with a demand that said party defend such action, claim, suit or proceeding on behalf of both parties. In the event appropriate action is not taken within twenty (20) days after receipt of notice, then the notifying party shall have the right, but not the obligation, to defend such action, claim, suit or proceeding. In any case, the Licensor and the Sublicensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made.

                                   ARTICLE 12
                              THE SUBLICENSED MARKS
                              ---------------------

         A. Sublicensee acknowledges the validity of the Sublicensed Marks, the secondary meaning associated with the Sublicensed Marks, and the rights of Licensor with respect to the Sublicensed Marks in the Territory in any form or embodiment thereof and the goodwill attached or which shall become attached to the Sublicensed Marks in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Sublicensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Sublicensed Marks by Sublicensee shall inure to the benefit of Licensor. Sublicensee shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of Licensor in and to the Sublicensed Marks or any registrations thereof or which, directly or indirectly, may reduce the value of the Sublicensed Marks or detract from its reputation.

         B. Licensor represents and warrants that, at its own expense, it shall maintain, in full force and effect, any and all trademark registrations for the Sublicensed Marks registered in International Class 003, throughout the term of this Agreement and any and all renewals thereof, and, shall use commercially reasonable efforts to file trademark applications and obtain trademark applications for such New Marks as become subject to this Agreement in the same countries in which the Old Marks are presently registered. Licensor further agrees (a) to instruct its local trademark and patent agent(s) to keep Sublicensee fully and completely informed of all actions taken or scheduled to be taken in respect of the Sublicensed Marks and to cooperate with Sublicensee to take such actions as need be taken to maintain such Sublicensed Marks, and
(b) to notify Sublicensee at the time it makes an application for a patent or trademark or acquires any right in a patent or trademark which is or becomes subject to the terms of this Agreement. If Sublicensee wishes to sell Articles bearing the Sublicensed Marks in countries where the Sublicensed Marks are not presently registered, Sublicensee shall notify Licensor which shall use its reasonable efforts to register said marks in said countries at Sublicensee's expense.

         C. Sublicensee shall use commercially reasonable efforts to use the Sublicensed Marks in the Territory in compliance with applicable legal requirements and shall use such markings in connection therewith as may be required by applicable legal provisions. Sublicensee shall cause to appear on all Articles bearing the Sublicensed Marks and on all materials on or in connection with which the Sublicensed Marks are used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto.

         D. In the event that Sublicensee or Licensor learns of any infringement, likelihood of infringement, or imitation of the Sublicensed Marks or of any use by any person of a trademark identical or similar to the Sublicensed Marks, it promptly shall notify the other party as to such infringement, likelihood of infringement, or imitation. In no event, however, shall Licensor be required to take any action if it deems it inadvisable to do so. In the event that Licensor chooses not to take any action, the Sublicensee is hereby authorized to pursue the action at its own option and Licensor shall reimburse Sublicensee for any and all costs and fees, including but not limited to reasonable attorneys' fees, incurred by Sublicensee in conjunction with the foregoing.

         E. Licensor represents and warrants that it is the sole and exclusive licensee of the New Marks and intends to be the sole and exclusive licensee of the New Marks for the initial term of this Agreement and is not aware of any rights superior to the rights of Licensor in the Sublicensed Marks and that it is fully capable of and authorized to convey all rights herein conveyed and licensed to Sublicensee. Licensor further represents and warrants that it is not aware of any infringement or likelihood of infringement of the Sublicensed Marks and shall protect, indemnify and hold harmless Sublicensee, its Affiliates, Subsidiaries and Related Parties from and against any and all claims, suits, injuries, losses, liability, demands, damages and expenses (including reasonable attorneys' fees and expenses) which may be suffered or incurred by Sublicensee, its Affiliates, Subsidiaries and Related Parties as a result of any infringement or allegation of infringement relating to or involving any or all of the Sublicensed Marks by any other person, firm, corporation or entity. ARTICLE 13 COPYRIGHT

         Any copyright which may be created in any sketch, design, packaging, label, tag or the like designed or approved by Licensor shall be the property of Licensor. However, if said sketches, designs, or other artwork created by the Sublicensee can be used without the Sublicensed Marks, then Sublicensee shall have the right to do so. This right shall survive the termination or cancellation of this Agreement. Sublicensee shall not, at any time, do or suffer to be done, any act or thing which may adversely affect any rights of Licensor in such sketches, designs, packaging, labels, containers, tags and the like, including, without limitation, filing any application in its name to record any claims to copyrights in Articles, and shall do all things reasonably required in writing by Licensor, at Licensor's expense, to preserve and protect said rights, including, without limitation, placing the copyright notice specified by the Universal Copyright Convention on all Articles bearing the Sublicensed Marks and the packaging, labels and tags therefor.

                                   ARTICLE 14
                              DEFAULTS; TERMINATION
                              ---------------------

         A. The following conditions and occurrences shall constitute "Events of Default" by Sublicensee:

                  1. the failure to pay Licensor the full amount due it under any of the provisions of this Agreement by the prescribed date for such payment;

                  2. the failure to deliver full and accurate reports pursuant to any of the provisions of this Agreement by the prescribed due date therefor;

                  3. the making or furnishing of a knowingly false statement in connection with or as part of any material aspect of a report, notice or request rendered pursuant to this Agreement;

                  4.       the failure to maintain the insurance required by
                           Article 11;

                  5. the attempted or actual assignment, transfer or sublicense of Sublicensee's rights under this Agreement except as otherwise permitted hereunder;

                  6. the commencement against Sublicensee of any proceeding in bankruptcy, or similar law, seeking reorganization, liquidation, dissolution, arrangement, readjustment, discharge of debt, or seeking the appointment of a receiver, trustee or custodian of all or any substantial part of Sublicensee's property, not contested within sixty
                           (60) days, or Sublicensee's making of an assignment for the benefit of creditors, filing of a bankruptcy petition, its acknowledgment of its insolvency or inability to pay debts, or taking advantage of any other provision of the bankruptcy laws;

                  7. a merger or consolidation of Sublicensee where Sublicensee does not survive which is not approved by Licensor, which approval shall not be unreasonably withheld except that any merger or consolidation or other transaction where control of Sublicensee is transferred to another corporation, firm or entity that is controlled by Monga shall not constitute an Event of Default hereunder;

                  8. the material breach of any other material promise of the Agreement.

         B. In the event of (i) an Event of Default under A.3, A.5, A.6, A.7, or A.8; (ii) Sublicensee fails to cure any other Event of Default within sixty (60) days after written notice of default is transmitted to Sublicensee, this Agreement and any and all renewals hereof shall, at Licensor's option, be terminated, on notice to Sublicensee, and the remaining Guaranteed Minimum Royalties for all Annual Periods under the current term as in Article 8 above shall become due, without prejudice to Licensor's right to receive other payments due or owing to Licensor under this Agreement and any and all renewals hereof or to any other right of Licensor, including the right to damages and/or equitable relief.

         C. Upon the termination of this Agreement, in the event this Agreement is not renewed as provided in Article 17 below, or in the event of the termination or expiration of a renewal term of this Agreement, Sublicensee, except as specified below, will immediately discontinue use of the Sublicensed Marks, will not resume the use thereof or adopt any colorable imitation of the Sublicensed Marks or any of its parts. Upon request by Licensor, Sublicensee shall assign to Licensor such rights as Sublicensee may have acquired in the Sublicensed Marks. In the event that this Agreement and any and all renewals hereof expires or is terminated, Licensor shall have an option, but not an obligation, to purchase the bottle molds and tooling, and all plates, engravings, silk-screens, or the like, used to make or reproduce the Sublicensed Marks, and the Designs for the Articles, free of all liens and other encumbrances, at a price equal to Sublicensee's cost for same established by submission of bill(s) from supplier and satisfactory proof of payment for same less its allocated depreciation.

         D. Licensor shall pay the costs set forth in Article 14 (C) above as follows: twenty-five percent (25%) at closing and the balance payable in six (6) equal monthly payments. Licensor shall, at the time it exercises its purchase option, enter into a security agreement with Sublicensee with respect to the molds, which shall entitle Sublicensee to foreclose on its security interest in the molds in the event Licensor fails to make any installment payment due within fifteen (15) days after receiving notice of default. Licensor shall exercise its aforesaid option within thirty (30) days after Sublicensee's submission of documents establishing cost. Notwithstanding the foregoing, if Licensor has terminated this Agreement and any and all renewals hereof due to Sublicensee's default, Licensor, at its option, shall be entitled, in exercising its purchase option, to deduct from the cost price an amount equal to the sales and guaranteed minimum royalties Licensor is entitled to recover, for which deduction Sublicensee shall receive a credit. In the event Licensor exercises its aforesaid option, Sublicensee shall be precluded forever from using the bottle molds or tools and from selling or otherwise transferring or licensing any rights whatsoever in the molds or tools to any third party. In the event that Licensor does not exercise its aforesaid option, Sublicensee shall not use the bottle molds or tools or sell or otherwise transfer or license any rights whatsoever in the bottle molds or tools to any third party for a period of three
(3) years after the determination of the fair market value. In the event of any permitted use of the bottle molds and/or tools by Sublicensee, Sublicensee shall not use in connection therewith the Sublicensed Marks, any trademark confusingly similar thereto, any advertising or promotional materials used in connection with the Articles or any other markings or materials which would cause a reasonable consumer to believe that any new items sold using the bottle molds and tools are authorized by Licensor or in some way associated with the Sublicensed Marks. Any permitted sale or license of the bottle molds and/or tools by Sublicensee shall prohibit in writing the purchaser or Sublicensee from using the Sublicensed Marks, and confusingly similar trademark, advertising, promotional materials, markings or other materials and shall expressly make Licensor a third party beneficiary of such provision.

                                   ARTICLE 15
                       RIGHTS ON EXPIRATION OR TERMINATION
                       -----------------------------------

         A. If this Agreement and any and all renewals hereof expires or is terminated, Sublicensee shall cease to manufacture Articles (except for work in process or to balance component inventory) but shall be entitled, except upon a termination by Licensor pursuant to Article 14 above, for an additional period of twelve (12) months only, on a non-exclusive basis, to sell, promote, advertise, distribute, and dispose of its inventory subject, however, to the provisions of paragraph D of this Article. Such sales shall be made subject to all of the provisions of this Agreement and any and all renewals hereof and to an accounting for and the payment of Sales Royalty thereon but not to the payment of Guaranteed Minimum Royalties. Such accounting and payment shall be made monthly and shall be made within ten (10) days of the last day of the applicable monthly period.

         B. In the event of termination in accordance with Article 14 above, Sublicensee shall pay to Licensor, the Sales Royalty then owed to it pursuant to this Agreement and any and all renewals hereof or otherwise.

         C. Notwithstanding any termination in accordance with Article 14 above, Licensor shall have and hereby reserve all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Sublicensed Marks, and to collect royalties payable by Sublicensee pursuant to this Agreement and any and all renewals hereof and to be compensated for damages for breach of this Agreement.

         D. Upon the expiration or termination of this Agreement, Sublicensee shall deliver to Licensor a complete and accurate schedule of Sublicensee's inventory of Articles and of related work in process then on hand (including any such items held by Subsidiaries, Affiliates, Related Parties or others on behalf of Sublicensee) (hereinafter referred to as "Inventory). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall reflect Sublicensee's cost of each such item. Notwithstanding anything contained to the contrary in this Agreement, Licensor thereupon shall have the option, but not an obligation, exercisable by notice in writing delivered to Sublicensee within thirty (30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory, free of all liens and other encumbrances, for an amount equal to Sublicensee's cost. In the event such notice is sent by Licensor, Sublicensee shall deliver to Licensor or its designee all of the Inventory referred to therein within thirty
(30) days after Licensor's said notice and, in respect of any Inventory so purchased, assign to Licensor all outstanding orders to Sublicensee from its customers. Licensor shall pay Sublicensee for such Inventory after the delivery of such Inventory to Licensor in six (6) equal monthly installments, without interest. No Sales Royalty shall be payable to Licensor with respect to any such inventory purchased by Licensor.

         E. In addition to the option afforded Licensor by paragraph D in this Article, if, at any time after the termination of this Agreement, Sublicensee is willing to sell all or substantially all of its remaining Inventory to a single purchaser or group of related purchasers, Sublicensee will advise Licensor of the identity of the prospective purchaser(s) and the price and terms of the proposed sale and the Licensor or its designee will have the right of first refusal to buy the remaining Inventory at that price and on those terms and shall have the right to an assignment and assumption of any and all then outstanding orders from Sublicensee to its suppliers and from Sublicensee's customers to Sublicensee for the Articles bearing the Sublicensed Marks.

                                   ARTICLE 16
                          SUBLICENSING AND DISTRIBUTION
                          -----------------------------

         A. This Agreement may not be assigned, sublicensed or transferred by Sublicensee except to: (i) a Subsidiary, Affiliate or Related Party or to any other corporation, firm or other entity controlled or substantially controlled by Monga; or (ii) to a person, firm, corporation or other entity not expressly set forth herein provided that such assignment, sublicense or other transfer is prior approved by Licensor in writing, which approval shall not be unreasonably withheld. In the event that Sublicensee should assign, sublicense or transfer, as permitted by the constraints of this Article 16, Sublicensee hereby acknowledges and agrees that it shall be wholly and ultimately responsible for all of the terms and conditions for the remainder of the then current term of this Agreement, including financial commitments as provided herein.

         B. Sublicensee shall be entitled to use distributors in connection with its sale of Articles under this Agreement and any and all renewals hereof without approval of Licensor. No such distributor, however, shall be entitled to exercise any of Sublicensee's rights hereunder except for the promotion, advertisement, sale and further distribution of Articles bearing the Sublicensed Marks which have been approved by Licensor hereunder unless such distributor is assigned rights in accordance with the express terms of this Article 16.

                                   ARTICLE 17
                                    RENEWALS
                                    --------

         A. Provided Sublicensee is not in default of any obligation owed Licensor hereunder or cancelled at the end of the period by Sublicensee, and the Agreement (including any renewals hereof) has not been previously terminated by Licensor due to an event of default, as defined in Article 14 (a) above, this Agreement will automatically renew for an additional five (5) year term. The first renewal term will commence on April 1, 2008 and expire on March 31, 2013. Notwithstanding anything contained to the contrary in this Agreement, in the event the Agreement is terminated by Licensor due to a default by Sublicensee during the first renewal term, Sublicensee shall pay Licensor all monies due for the remainder of that term.

         B. At the end of the first renewal term, provided Sublicensee is not in default of any obligation owed Licensor hereunder and the Agreement has not been cancelled at the end of the period by Sublicensee, and the Agreement (including any renewals thereof) has not been previously terminated by Licensor, this Agreement and any and all renewals hereof will automatically renew every five
(5) years until June 2049, when Licensor's fifty-five (55) year license terminates. Notwithstanding anything contained to the contrary in this Agreement, in the event that the Agreement (including any extensions thereof) is terminated by Licensor due to a default by Sublicensee during any subsequent renewal term, Sublicensee shall pay Licensor all monies due for the remainder of that term.

                                   ARTICLE 18
                                  MISCELLANEOUS
                                  -------------

         A. Representations. The parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their respective obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement and performing their respective obligations hereunder. Licensor represents and warrants that it has the right to grant the Sublicensee an exclusive license to use the Sublicensed Marks for the Articles and that Licensor has not granted any other existing license or, except for the Distribution Agreements and Independent Sales Representative Agreement, has entered into any other agreement relating to the Sublicensed Marks on the Articles anywhere in the Territory and further represents and warrants that no such license or other agreement will be granted during the term of this Agreement and any and all renewals hereof except in accordance with the provisions hereof.

         B. Governing Law; Entire Agreement. This Agreement and any and all renewals hereof shall be construed and interpreted in accordance with the laws of the State of Florida applicable to agreements made and to be performed in said State, contains the entire understanding and Agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, except in writing and signed by both parties, nor may any of the provisions hereof be waived, orally.

         C. No Agency. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and Sublicensee shall have no power to obligate or bind Licensor in any manner whatsoever.

         D. No Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement and any and all renewals hereof by Sublicensee.

         E. Void Provisions. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         F. Force Majeure. Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment to any accrued obligation for the payment of money) when such delay or failure is by reason of riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Sublicensee shall have no further obligations for the Guaranteed Minimum Royalty beyond the date of termination (which shall be prorated if less than an Annual Period is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

         G. Binding Effect. This Agreement and any and all renewals hereof shall inure to the benefit of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Sublicensee's permitted transferees and assigns.

         H. Resolution of Disputes. Any dispute relating to this Agreement and any and all renewals hereof shall be resolved in a court of law located in the State of Florida, County of Broward, without a jury. Both parties expressly waive trial by jury and consent to the jurisdiction of such courts.

         I. Survival. The provisions of Articles 10, 11A, 11D, 12,13, 14, 15, 17 (if so renewed) and 18 shall survive any expiration or termination of this Agreement.

         J. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall be given no substantive effect.

         K. Counterparts. This Agreement and any and all renewals hereof may be signed in counterparts.

                                   ARTICLE 19
                                     NOTICES
                                     -------

         Any notice or other communications required or permitted by this Agreement and any and all renewals hereof to be given to a party will be in writing and will be considered to be duly given when sent by certified mail or registered mail, return receipt requested, or by any other expedited delivery service wherein proof of delivery is obtained, to the party concerned to the following persons or addresses (or to such other persons or addresses as a party may specify by notice to the other):

TO LICENSOR:                         PARLUX FRAGRANCES, INC.
                                     3725 S.W. 30th Avenue
                                     Ft. Lauderdale, Florida 33312
                                     Attn:  Ilia Lekach, President and CEO
                                     Tel: 954/316-9008; Fax: 954/316-8155

WITH A COPY TO:                      Mitchell R. Schrage & Associates
                                     Tower 56
                                     126 East 56th Street
                                     New York, NY 10022
                                     Attn: Mitchell R. Schrage, Esq.
                                     Tel: 212/758-9000; Fax: 212/758-1616

TO SUBLICENSEE:                      VICTORY INTERNATIONAL (USA) LLC
                                     85 Newfield Avenue
                                     Edison, N.J. 08837
                                     Attn: Anil K. Monga, President
                                     Tel: 732/417-1040; Fax: 732/417-5990

WITH A COPY TO:                      KELLEY DRYE & WARREN LLP
                                     101 Park Avenue
                                     New York, New York 10178
                                     Attn:  William R. Golden, Jr., Esq.
                                     Tel: 212/808-7800; Fax: 212/808-7897

         Notice of the change of any such address shall be duly given by either party to the other in the manner herein provided.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


PARLUX FRAGRANCES, INC.                                       VICTORY INTERNATIONAL (USA) LLC


BY: /s/ Frank A. Buttacavoli                                  BY: /s/ Anil K. Monga
    ---------------------------------------                      -------------------------------
     Frank A. Buttacavoli, Exec. VP/COO/CFO                   Anil K. Monga, President

                                LIST OF EXHIBITS
                                ----------------






         Sublicensed Marks                              EXHIBIT "A"

                                     ANNEX B

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE
                                 ---------------

                                                              EDISON, NEW JERSEY
         $2,032,271.00                                            MARCH 28, 2003


         FOR VALUE RECEIVED, VICTORY INTERNATIONAL (USA) LLC, a limited liability company duly organized under the laws of New Jersey (hereinafter called the "Company"), hereby promises to pay to PARLUX FRAGRANCES, INC. (hereinafter called the "Payee") the principal sum of Two Million Thirty-Two Thousand Two Hundred Seventy-One Dollars, in lawful money of the United States. The principal amount hereof shall be payable in (a) eleven (11) equal monthly installments of One Hundred Sixty-Nine Thousand Three Hundred Fifty-Six ($169,356) Dollars each, commencing January 31, 2004 and on the last day of each month thereafter through and including November 30, 2004, followed by (b) a final monthly installment of One Hundred Sixty-Nine Thousand Three Hundred Fifty-Five ($169,355) Dollars on December 31, 2004. The Company further agrees to pay interest (on the basis of a year of 365 days) on the unpaid principal amount hereof commencing January 1, 2004, in like money on the last day of each month, at the Prime Rate (as hereinafter defined) plus 1% per annum and to pay interest on overdue principal at the rate of 12% per annum on payments overdue by five (5) or more business days. The term "Prime Rate" shall mean the rate of interest publicly announced in the Wall Street Journal from time to time as its prime rate. Any change in the interest rate on this Note resulting from a change in the Prime Rate shall be effective as of the first day following the date of the change.

         This Note is the promissory note referred to in the Purchase and Sale Agreement, dated March 28, 2003, between the Company and the Payee (the "Agreement"), and capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement. The obligations of the Company represented by this Note are secured by a Security Agreement, dated as of March 28, 2003, between the Company and Payee (the "Security Agreement").

         The principal amount of this Note and all accrued interest hereon shall, at the option of the Payee, become immediately due and payable in the event that any of the following events of default shall occur and be continuing:
(i) the Company shall fail to pay when due any installment of principal or interest on the Note and such failure shall continue for a period of fourteen
(14) days after written notice thereof to the Company from Payee, or (ii) the Company shall sell all of its right, title and interest in and to all or substantially all of the Purchased Assets, provided that neither (A) a transfer or transfers of Purchased Assets to subsidiaries or Affiliates of the Company with the prior approval of Payee, nor (B) sales of Purchased Assets to distributors or customers of the Company in the ordinary course of business, shall constitute such an event of default.

         This Note is subject to rights of adjustment and set-off as set forth in Sections 1.13(d) and 9.6 of the Agreement, respectively.

         The Company may, at its option, at any time and from time to time, prepay all or any part of the principal of this Note without notice, premium or penalty.

         The Company hereby promises to pay costs of collection and reasonable attorneys' fees in case default is made in the payment of this Note.

         This Note shall be governed by the laws of the State of Florida, without reference to principles of conflicts of law.

                                         VICTORY INTERNATIONAL (USA) LLC


                                         By: /s/ Anil K. Monga
                                             -------------------------------
                                              Anil K. Monga
                                              President

                                     ANNEX C

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT, made and entered into as of the 28th day of March 2003, by VICTORY INTERNATIONAL (USA) LLC, a New Jersey limited liability company with an office at 85 Newfield Avenue, Edison, N.J. 08837 ("Debtor"), in favor of PARLUX FRAGRANCES, INC., a Delaware corporation with an office at 3725 SW 30th Avenue, Ft. Lauderdale, Florida 33312 ("Secured Party").

                                   WITNESSETH

         WHEREAS, Debtor and Secured Party are the parties to that certain Purchase and Sale Agreement, dated March 28, 2003, between Debtor and Secured Party (the "Agreement"), pursuant to which Debtor is acquiring certain molds and other mechanical devices and inventories of fragrance products from Secured Party and as part of the consideration therefor is delivering to Secured Party a promissory note, of even date herewith, in the principal amount of Two Million Thirty-Two Thousand Two Hundred Seventy-One ($2,032,271) Dollars (the "Promissory Note"); and

         WHEREAS, in connection with the transactions contemplated by the Agreement, Debtor will grant to Secured Party a lien on and security interest in the Collateral (as defined below) to secure prompt payment and performance of the Obligations (as defined below);

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

         1. Defined Terms. Capitalized terms used in this Security Agreement and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

         2. Creation of Security Interest. In order to secure the due and punctual payment and performance of all obligations of Debtor to Secured Party represented by the Promissory Note and any and all obligations of Debtor to Secured Party now or hereafter arising under this Security Agreement (collectively, the "Obligations"), Debtor hereby pledges, assigns and grants to Secured Party for its benefit a continuing lien on and security interest in all of Debtor's right, title and interest in and to the collateral described in
Section 3 hereof.

         3. Collateral. The collateral is all of Debtor's right, title and interest in, under and to the following described personal property:

                  (a) All inventories of "FRED HAYMAN" fragrance products sold by Secured Party to Debtor pursuant to the Agreement, or hereafter acquired by Debtor, including, without limitation, finished products, work-in-process, materials, parts, accessories and supplies and all sales and promotional materials related thereto, which are or become located on Debtor's premises or at Debtor's warehouse, including, without limitation, that with an address at 85 Newfield Avenue, Edison, N.J. 08837; and

                  (b) All tools, dies and molds sold by Secured Party to Debtor pursuant to the Agreement, or hereafter acquired by Debtor, and used in connection with the manufacture of "FRED HAYMAN" fragrance products and their packaging;

and any and all proceeds relating to the items of personal property described in Sections 2(a) and 2(b) above in the event of the enforcement of this Agreement, foreclosure on the foregoing and/or liquidation thereof (collectively, the "Collateral").

         4. Debtor's Representations and Warranties. Debtor represents and warrants that:


                  (a) Debtor is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver, and to perform all of its obligations under, this Security Agreement.


                  (b) The execution, delivery and performance by Debtor of this Security Agreement and the consummation of the transactions contemplated hereby, are within Debtor's powers, have been duly authorized by all necessary limited liability company action, and do not (i) contravene Debtor's organizational documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award which would either singly or in the aggregate have a material adverse effect on the business of Debtor, this Security Agreement or any of the transactions, or Debtor's obligations, contemplated by the Agreement or any of its related documents, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Debtor or its properties which would either singly or in the aggregate have a material adverse effect on the business of Debtor, this Security Agreement or any of the transactions, or Debtor's obligations, contemplated by the Agreement or any of its related documents or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties of Debtor (except as provided herein).

                  (c) This Security Agreement has been duly executed and delivered, and is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally.

                  (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the execution, delivery or performance by Debtor of this Security Agreement.

         5. Covenants of Debtor.

                  (a) Debtor will, promptly upon request by Secured Party, execute and deliver to Secured Party any financing statements or other documents that are reasonably necessary or, in the reasonable opinion of Secured Party, desirable to perfect or continue the perfection of Secured Party's lien on and security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Security Agreement.

                  (b) Debtor will not, without the prior written consent of Secured Party, in any way further hypothecate or create or permit to exist any additional lien, security interest, charge or encumbrance on or other interest in the Collateral, other than (i) the lien of GMAC Commercial Finance LLC referred to in Section 8 of this Security Agreement, (ii) as may be occasioned by the fact that Debtor and Secured Party agreed in the Agreement to waive compliance with the bulk sales laws of any State or other jurisdiction which might have been applicable to any portion of the Collateral sold by Secured Party to Debtor pursuant to the Agreement, or (iii) purchase money security interests relating to tools, dies, molds and other machinery and equipment hereafter acquired by Debtor and used in connection with the manufacture of "FRED HAYMAN" fragrance products and their packaging. Notwithstanding anything to the contrary contained herein, Debtor may sell any of the Collateral described in Section 3(a) above in the ordinary course of business; however, Debtor will provide Secured Party with a detailed report of inventory on hand at the end of each calendar quarter commencing June 30, 2003, until the Promissory
Note is paid in full.

                  (c) Secured Party shall have the right at any time to make any payments and do any other acts Secured Party may deem necessary to protect its lien and security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any encumbrance, charge or lien that, except as provided in Sections 5(b) or 8 hereof, in the reasonable judgment of Secured Party, appears to be prior to or superior to the lien and security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its lien and security interest in and/or the value of the Collateral, and in exercising any such powers or authority, the right to pay all reasonable expenses incurred in connection therewith, including the reasonable fees and expenses of attorneys and paralegals for Secured Party. Debtor hereby agrees to reimburse Secured Party for all reasonable payments made and expenses incurred under this Security Agreement, to the extent that such payments or expenses result from the acts of the Debtor after the date hereof, as stated herein, which amounts also shall be secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

         6. Remedies Upon An Event of Default.

                  If Debtor shall not pay any or all of the Obligations when the same become due and payable or shall otherwise default under the provisions of the Promissory Note, this Security Agreement or any other document, agreement or instrument entered into in connection herewith, in any such case after due notice and the expiration of the cure period stated therein or herein (an "Event of Default"), Secured Party may, at its option, without further notice to or demand upon Debtor, do any one or more of the following:

                  (a) Exercise any or all of the rights and remedies provided for by the Uniform Commercial Code as in effect in the State of Florida (the "UCC"), specifically including, without limitation, the right to recover the reasonable fees and expenses incurred by Secured Party in the enforcement of this Security Agreement or in connection with Debtor's redemption of the Collateral, including fees and expenses of attorneys and paralegals;

                  (b) Require Debtor to make the Collateral or any part thereof available at Debtor's premises, and to deliver possession of the Collateral or any part thereof to Secured Party, who shall have full right to enter upon such premises to exercise Secured Party's rights hereunder;

                  (c) Use, manage, operate and control the Collateral to preserve the Collateral or its value;

                  (d) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full and final payment of any deficiency has been made in cash or its equivalent, in form satisfactory to Secured Party;

                  (e) In connection with any public or private sale under the UCC, Secured Party shall give Debtor at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice shall be delivered to Debtor in accordance with the provisions of Section 7(a) hereof. Further, in the event of any public sale hereunder, Secured Party shall exhibit the Collateral for a period of time less than two days before such sale is to take place, and, if practicable, shall exhibit the Collateral at the time and place of such sale; provided, however, that Secured Party shall have no obligation to exhibit the Collateral at or prior to the sale thereof, if, at the time of the occurrence of the Event of Default, such Collateral is in Debtor's possession or under its control, and if Secured Party sends Debtor a written demand for possession thereof under Section 6(b) and Debtor fails to comply with such demand at least three (3) days prior to the date set for sale of such Collateral;

                  (f) Proceed by an action or actions at law or in equity to recover the Obligations or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction;

                  (g) Exercise any other rights and remedies granted to it in this Security Agreement and any and all other rights and remedies granted to it in any other document, agreement or instrument relating to the Obligations or under applicable law; and

                  (h) If Secured Party recovers possession of all or any part of the Collateral Pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Secured Party may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the UCC, and following such retention, sale or other disposition, Secured Party may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Debtor hereby consents to the voluntary dismissal by Secured Party of such judicial action, and Debtor further consents to the exoneration of any bond that Secured Party files in such action.

         7. Miscellaneous Provisions.

                  (a) Notice. Any notice, approval, consent or other communication shall be delivered to the addresses set forth on the signature pages hereof.

                  (b) Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.

                  (c) Amendments. This Security Agreement or any provision hereof may be changed, waived, or terminated only in a writing signed by the parties hereto.

                  (d) No Waiver. No delay in enforcing or failure to enforce any right under this Security Agreement by Secured Party shall constitute a waiver by Secured Party of such right. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion

                  (e) Interpretation of Agreement. Time is of the essence of each provision of this Security Agreement of which time is an element. All terms not defined herein shall have the meaning set forth in the UCC, except where the context otherwise requires. If a provision of this Security Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

                  (f) Continuing Security Interest. This Security Agreement shall create a continuing lien on and security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Debtor, its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns.

                  (g) Reinstatement. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or trustee or similar official for Debtor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  (h) Final Expression. This Security Agreement, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  (i) Survival of Provisions. All representations, warranties and covenants of Debtor and Secured Party contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by Debtor of its indebtedness and obligations secured hereby.

                  (j) Power of Attorney. Debtor hereby appoints and constitutes Secured Party as Debtor's attorney-in-fact, upon and at any time after the occurrence of an Event of Default not waived or deemed non-material by Secured Party in writing, for purposes of (i) collecting accounts or proceeds of any Collateral, (ii) conveying any item of Collateral to any purchaser thereof and

(iii) giving any notices or recording any liens. This power of attorney is coupled with an interest and is irrevocable by Debtor.

                  (k) Authority of the Secured Party. Secured Party shall have and be entitled to exercise all powers hereunder which are specifically granted to Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. Secured Party may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.

                  (l) Termination of Agreement. This Security Agreement shall terminate upon the full and final payment of all the amounts owed to Secured Party under the Promissory Note. Upon such termination, the Secured Party at the request of the Debtor, will execute any termination statement with respect to any financing statement executed and filed by Secured Party against the Collateral.

                  (m) Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                  (n) GOVERNING LAW; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                           (i) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND
INTERPRETED UNDER THE LAWS OF THE STATE OF FLORIDA, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF FLORIDA.

                           (ii) Debtor and Secured Party each waive any right to
have a jury participate in resolving any dispute, whether sounding in contract, tort, equity or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Security Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

         8. Subordination. The rights and remedies of Secured Party hereunder are subject to and subordinated to the terms and provisions of the Revolving Credit and Security Agreement dated as of July 20, 2001, by and among GMAC Commercial Finance LLC ("GMACCF"), Secured Party and Parlux, Ltd., a New York corporation ("Parlux"), as amended by that Letter Agreement dated as of March 28, 2003 among Secured Party, Parlux, Debtor and GMACCF.

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the day and year first above mentioned.

                                         VICTORY INTERNATIONAL (USA) LLC
                                         AS DEBTOR

                                         By: /s/ Anil K. Monga
                                             ---------------------------
                                             Anil K. Monga
                                             President



                                         Address:  85 Newfield Avenue
                                         Edison, N.J. 08837
                                         Attn :  Anil Monga



                                         PARLUX FRAGRANCES, INC.
                                         AS SECURED PARTY


                                         By: /s/ Frank A. Buttacavoli
                                             ---------------------------
                                             Frank A. Buttacavoli
                                             Executive VP / COO / CFO


                                         Address:  3725 SW 30th Avenue
                                         Ft. Lauderdale, Florida 33312

                                     ANNEX D

                              FORM OF GMACCF LETTER

                             PARLUX FRAGRANCES, INC.
                                   PARLUX LTD.
                             3725 S. W. 30th Avenue
                            Ft. Lauderdale, FL 33312





                                                    as of March 28, 2003





GMAC COMMERCIAL FINANCE LLC
1290 Avenue of the Americas
New York, New York 10104

         Re:      Consent to Sale of Certain Trademarks and Partial Release of
Security Interest Therein

Ladies and Gentlemen:

                  GMAC Commercial Finance LLC, successor by merger with GMAC Commercial Credit LLC ("GMACCF") and Parlux Fragrances, Inc., a Delaware corporation (" Fragrances") and Parlux Ltd., a New York corporation, (" Parlux"; and together with Fragrances, each individually a "Borrower" and collectively, the "Borrowers") have previously entered into financing arrangements pursuant to that certain Revolving Credit and Security Agreement, dated as of July 20, 2001, by and among GMACCF and Borrowers (the "Loan Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Loan Agreement.

                  Borrowers have informed GMACCF that Borrowers have entered into a Purchase and Sale Agreement (the "Sale Agreement") with Victory International (USA) LLC (" Purchaser") dated as of March 28, 2003 pursuant to which, among other things, Fragrances has agreed to sublicense to Purchaser certain of its trademarks as more particularly described on Schedule A annexed hereto (the "Sublicensed Trademarks") and to sell the "Purchased Assets" (as that term is defined in the Sale Agreement as in effect on the date hereof) for a purchase price of Four Million Thirty-Two Thousand Two Hundred Seventy One ($4,032,271) Dollars (the "Purchase Price") of which Two Million ($2,000,000) Dollars shall be paid at closing in immediately available funds (the "Initial Payment") and the remaining balance, subject to adjustments as provided for under the Sale Agreement as in effect on the date hereof (the "Second Payment"), shall be paid in accordance with the terms of the Promissory Note (as defined in the Sale Agreement). Borrowers have requested that GMACCF agree to the transactions contemplated under the Sale Agreement, which GMACCF has agreed to do subject to the terms and provisions hereof.

         In consideration of the foregoing, and other good and valuable consideration, GMACCF and Borrowers hereby agree as follows:

         1. (a) GMACCF, as a one-time financial accommodation to Borrowers, hereby consents to Borrowers' consummation of the transactions contemplated under the Sale Agreement, provided, however , that the foregoing consent is expressly conditioned upon the receipt by GMACCF of the Initial Payment and the delivery to GMACCF of the Promissory Note, duly endorsed in favor of GMACCF, and an assignment of all security interests granted in favor of Borrower by Purchaser under the Sale Agreement and any security agreement and sublicense agreement executed and delivered by Purchaser in favor of Borrower in connection therewith (the "Collateral Documents"). The Initial Payment and Second Payment shall be received by GMACCF by federal funds wire transfer in immediately available funds for application to the Obligations in accordance with the Loan Agreement.

             (b) In connection with the foregoing, Borrowers hereby irrevocably authorize and direct the Purchaser to remit the Initial Payment, the Second Payment and all other amounts payable under the Collateral Documents, including, without limitation, any payments (including royalty payments) due under any sublicense agreement, to GMACCF. Such payments shall be made to the following account (or such other account as GMACCF shall designate in writing to Purchaser):

         GMAC Commercial Finance LLC
         Bank One
         Detroit, Michigan
         Account # 361324984
         ABA # 072000326
         Reference: Parlux Fragrances, Inc

         2. (a) Upon receipt in immediately available funds of the Second Payment, GMACCF's security interest in and lien upon the Purchased Assets shall be released. Nothing contained herein shall release or be deemed to release any of GMACCF's security interests in liens or upon any other assets of Borrowers other than the Purchased Assets.

            (b) So long as no default or event of default on the part of Purchaser exists under the Promissory Note, the Collateral Documents or the Sale Agreement, GMACCF agrees that if an Event of Default exists under the Loan Agreement or any of the other Loan Documents, GMACCF will not take any direct action to foreclose upon its security interest and in lien upon the Purchased Assets. If a default or event of default on the part of Purchaser exists under the Promissory Note, the Collateral Documents or the Sale Agreement, the terms and provisions of the first sentence of this paragraph 2(b) shall be null and void and of no further force and effect. Nothing contained herein shall prejudice, waive or alter, or be deemed to prejudice, waive or alter, any of GMACCF's rights and remedies under the Loan Agreement or any of the other Loan Documents against the Borrowers or any assets of Borrowers, including, without limitation, any assets (other than the Purchased Assets and the Sublicensed Trademarks).

            (c) GMACCF acknowledges and agrees that, so long as no default or event of default on the part of Purchaser exists under the Promissory Note, the Collateral Documents or the Sale Agreement, Purchaser may sell any inventories which are included in the collateral under the Collateral Documents in the ordinary course of its business.

         3. Except as expressly provided for herein, no other consents and no waivers or modifications to the Loan Agreement or any of the other Loan Documents are intended or implied. In all other respects, the Loan Agreement and the other Loan Documents remain in full force and effect in accordance with their existing terms and conditions. Borrowers hereby represent and warrant that no Event of Default exists after giving effect to the sale of the Purchased Assets.

         4. This letter agreement shall not be effective unless and until GMACCF shall have received an original or copy hereof, duly executed and delivered by Borrowers. This letter agreement shall be binding upon, and inure to the benefit of, Purchaser, GMACCF and Borrowers, together with their respective successors and assigns.

         5. This letter agreement may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this letter agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by the parties hereto.

                                                    Very truly yours,

                                                    PARLUX FRAGRANCES, INC.

                                                    By: /s/ Frank A. Buttacavoli
                                                       ------------------------

                                                    Title: EVP/COO/CFO
                                                          ---------------------

                                                    PARLUX LTD.

                                                    By: /s/ Frank A. Buttacavoli
                                                       ------------------------

                                                    Title: EVP/COO/CFO
                                                          ---------------------




ACKNOWLEDGED AND AGREED:

GMAC COMMERCIAL FINANCE LLC

By: /s/ Edward Hill
   ---------------------------

Title: Senior Vice President
      ------------------------


VICTORY INTERNATIONAL (USA) LLC

By: /s/ Anil K. Monga
   ---------------------------

Title: President
      ------------------------

                                   SCHEDULE A


                                  SEE ATTACHED

                                  SCHEDULE 3.3


                                    CONSENTS

             (SEE ATTACHED CONSENT FROM GMAC COMMERCIAL FINANCE LLC)

                                  SCHEDULE 3.5


                               MOLDS, TOOLS & DIES

                             (SEE ATTACHED LISTING)

                                  SCHEDULE 3.6


                                   INVENTORIES

                             (SEE ATTACHED LISTING)

                                  SCHEDULE 3.8


                              PURCHASE COMMITMENTS

                 (SEE ATTACHED LISTING OF OPEN PURCHASE ORDERS)

                                  SCHEDULE 3.10


                              INTELLECTUAL PROPERTY

             (SEE ATTACHED LISTING OF TRADEMARKS AND DESIGN PATENTS)

                                  SCHEDULE 3.12


                           HEALTH & SAFETY CONDITIONS

                  (SEE ATTACHED "MATERIAL SAFETY DATA SHEETS")

                                  SCHEDULE 3.13


          CUSTOMERS, DISTRIBUTORS AND INDEPENDENT SALES REPRESENTATIVES



                  A. SEE ATTACHED LISTING OF DISTRIBUTORS,

                  B. SEE ATTACHED INDEPENDENT SALES REPRESENTATION AGREEMENT WITH PHILIPPE GERARD ENTERPRISES, INC.,

                  C. SEE ATTACHED LISTING OF SUPPLIERS.